UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 15, 2006

Matrix Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2006, the Company entered into an employment agreement with Scot T. Wetzel, its President and Chief Executive Officer, effective January 11, 2006 (the “Agreement”). The Agreement provides that Mr. Wetzel will serve in that capacity, and as the President, Chief Executive Officer and Chairman of the Board of Matrix Capital Bank, for a three-year period beginning on the effective date of the Agreement (January 11, 2006) or until the Company terminates his employment or he resigns, if earlier. The Agreement provides that Mr. Wetzel is eligible for the Company’s employee benefit plans and other benefits provided in the same manner and to the same extent as to the Company’s other executive officers.

The Agreement provides that Mr. Wetzel will receive severance benefits if, prior to the Agreement’s expiration, the Company voluntarily terminates his employment for any reason other than “cause” (as defined in the Agreement) or he terminates his employment for “good reason” (as defined in the Agreement) (collectively, “Early Termination”). In the event of Early Termination, Mr. Wetzel will be entitled to the greater of: (a) any unpaid base salary due Mr. Wetzel pursuant to the remaining term of his employment agreement and any vacation time and vested benefits as required by the terms of any employee benefit plan or program; or (b) one times his annual base salary. At the discretion of the Compensation Committee, Mr. Wetzel may also receive other benefits while he is employed by the Company and in the event of his termination, including, among others, the continuation of health care benefits following the termination of his employment. Payment of Mr. Wetzel’s severance and post-termination benefits will, to the extent required by Section 409A of the Internal Revenue Code, as amended, be deferred for a period of six (6) months after the termination of his employment by the Company.

On January 11, 2006, as required by the Agreement, the Compensation Committee granted Mr. Wetzel two options (the “Options”) to purchase an aggregate of 200,000 shares of the Company’s Common Stock (the “Stock”) at an exercise price per share of $19.00 per share, vesting 20% per year on each anniversary of the grant date for five years. Of the 200,000 Options, the first 100,000 Options (the “Plan Options”) were granted under the Company’s 1996 Amended and Restated Employee Stock Option Plan (the “1996 Stock Option Plan”). Because Section 3(c) of the 1996 Stock Option Plan limits the amount of stock options that can be granted to any one person to 100,000 shares in any 365 day period, the second 100,000 Options (the “Special Option”) were granted in accordance with the terms and conditions of the newly adopted 2006 Employee Stock Option Plan (the “2006 Special Stock Option Plan”) that was adopted by the Board of Directors for the purpose of granting the Special Option and another similar stock option to Michael McCloskey, the Company’s Chief Operating Officer, which could not be granted under the 1996 Stock Option Plan. The terms and conditions governing options granted under the 2006 Special Stock Option Plan are substantially identical to those governing options granted under the 1996 Stock Option Plan. As required by the employment agreement, the Company is submitting the 2006 Special Stock Option Plan and the Special Option to the shareholders for approval at the Company’s next annual or special meeting. The Company also agreed to register the shares of Common Stock underlying the 2006 Plan with the Securities and Exchange Commission on Form S-8.

The Agreement provides that, if for any reason the Special Plan or the Special Option is disapproved by the shareholders or is not approved within thirty (30) days of the date of the next annual or special meeting of the Company’s shareholders, then the grant of the Special Option shall be cancelled and of no further effect. Under the Agreement, if the Special Option is so cancelled, Mr. Wetzel will have the right to receive from the Company payment in cash of $950,000 (the “Cash Option Payment”) as liquidated damages on account of the Company’s failure to provide the Special Option to him as promised by the Agreement. The Cash Option Payment will be paid by the Company on the first business day after the thirty (30) day period following the shareholders meeting if the Special Option has not been approved by the Company’s shareholders by that time. The Agreement provides, however, that if there are circumstances outside of the Company’s control that cause a delay in obtaining the required shareholder approval, Mr. Wetzel may, in his discretion, consent to a reasonable extension of time to obtain the approval, which consent shall not be unreasonably denied. The Cash Option Payment is an agreement for liquidated damages between the parties on account of the breach of the Agreement by the Company resulting from the Company’s failure to deliver the Special Option. Accordingly, if the shareholders do not approve the 2006 Special Stock Option Plan and the Special Option, Mr. Wetzel’s receipt of the Cash Option Payment shall be a complete waiver of any claims or rights he may have resulting from the Company’s breach of the Agreement.

Mr. Wetzel’s employment agreement also contains confidentiality provisions and a covenant not to solicit employees or clients during his employment term and for the first year of any period following the termination of his employment that Mr. Wetzel is receiving any salary continuation payments from the Company. In the event of Mr. Wetzel’s voluntary resignation that is not for “good reason”, as defined in the Agreement, the Company has the right to purchase, for a monthly payment of $31,500 per month, a non-compete agreement from Mr. Wetzel for a period of between one and twelve months, in the Company’s discretion, during which period Mr. Wetzel would be prohibited from, directly or indirectly, (i) engaging in any business engaged in by the Company or Matrix Bank (collectively, the “Business”) in the state of Colorado or any other state where, as of the date of termination, the Company has existing banking operations or other sales offices or has invested a substantial amount of effort or money with the intent of establishing banking operations or sales offices (the “Territory”), (ii) interfere with the Business, or (iii) own, manage, control, participate in, consult with, render services for or in any manner engage in or represent any business within the Territory that is competitive with the Business as such business is conducted or proposed to be conducted from and after the date of this Agreement, except that he could be a passive owner of not more than five percent (5%) of the outstanding stock of any class of a corporation which is publicly traded that competes with the Business, so long as he has no active participation in the business of such corporation. A resignation by Mr. Wetzel less than sixty (60) days after the appointment of a Chairman of the Board of the Company replacing Guy A. Gibson in that position would also be treated as a resignation for “good reason” for purposes of entitling Mr. Wetzel to severance benefits except that the Company could nevertheless elect to purchase a non-compete agreement for one to twelve months and Mr. Wetzel would not have any post-employment non-solicitation obligations other than those imposed by the non-compete agreement purchased, if any.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of businesses acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

10.1	Employment Agreement, dated March 15, 2006, with Scot T. Wetzel, effective January 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 17, 2006

MATRIX BANCORP, INC.

By:	/s/Theodore J. Abariotes
Name: Theodore J. Abariotes
Title: Senior Vice President and General Counsel